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                                                                   Exhibit 10.22

                          LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement (the "Agreement") is entered into this 24 day of March, 1999 at Cincinnati, Hamilton County, Ohio, by and between THE HUNTINGTON NATIONAL BANK, a national banking association (the "Huntington") and FIRST CINCINNATI LEASING 99 LLC, an Ohio limited liability company (the "Borrower").

                                  WITNESSETH:

         WHEREAS, Borrower desires to borrow certain funds from Huntington for the purpose of acquiring certain real estate and improvements located in various jurisdictions (collectively referred to as the "Property" and individually as "Model Home"); and

         WHEREAS, subject to the provisions hereof, Huntington has agreed to make a loan to Borrower for such purposes in an amount not to exceed Three Million Dollars ($3,000,000.00) in the lawful currency of the United States of America.

         NOW, THEREFORE, in consideration of the foregoing premises, the covenants and conditions contained herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. LOAN DOCUMENTS. The Loan is evidenced by Borrower's Promissory Note of even date herewith (the "Note") in the amount of up to Three Million Dollars ($3,000,000.00), payable to the Huntington, bearing interest and as provided therein. The Note is secured by a first lien Open-End Mortgage, Assignment of Rents and Leases and Security Agreement on each Model Home as executed from time to time (collectively the "Mortgage") encumbering the Property. In addition, Borrower has executed and delivered UCC Financing Statements (the "UCC Financing Statements") evidencing Huntington's first and best lien security interest in all of Borrower's assets, including, without limitation, the Leases and all personal property located in, or about the Property, whether existing now or after acquired. Allen G. Zaring, III ("Zaring") and First Cincinnati Leasing LLC ("FCL") (collectively the "Guarantors") have executed an Unconditional Guaranty of Payment and Performance of even date herewith (the "Guarantees") wherein Guarantors have guaranteed repayment of the indebtedness evidenced by the Note and the performance of any and all obligations of the Borrower to Huntington. The Note, Mortgage, UCC Financing Statements, Guarantees and this Agreement are sometimes hereinafter collectively referred to as the "Loan Documents".

         2. DRAW LOAN. Subject to the terms and conditions contained in this Agreement, Huntington shall make loans and advances to the Borrower, upon a draw basis, up to a maximum of Three Million Dollars ($3,000,000.00) (the "Draw Loan"). The principal balance of the Draw Loan shall not exceed an amount equal to ninety percent (90%) of the actual documented cost of each Model Home provided to and accepted by Huntington as collateral. The Huntington shall have no obligation to advance any sums pursuant to the Draw Loan at any time after September 30, 1999 or if at any time and or prior to said date, a set of facts or circumstances exists, which, by themselves, upon the giving of notice, the lapse of time, or any one or more of the foregoing, would constitute an "Event of Default" under this Agreement.

         3. ELIGIBLE HOMES. Borrower shall apply proceeds of the Draw Loan for the purchase of Model Homes only from Zaring Homes, Inc. "Model Home" means a home designated as a Model Home in the inventory records of Zaring Homes, Inc. Homes designated as "Contracted Homes" or Marker Homes" (Speculative Homes) in the inventory records by Zaring Homes, Inc. arc ineligible for purchase by Borrower with Draw Loan proceeds.


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4. TERMS OF DRAW LOAN.

         4.1 REPAYMENT. The Borrower agrees to pay Huntington monthly, the interest on the unpaid balance of the Draw Loan at a rate of interest set forth in the Note evidencing the Draw Loan, the terms and conditions of which are incorporated by reference herein. Each advance or draw request shall be accompanied by such other documents or communications as may be acceptable to Huntington in its sole and absolute discretion. Repayment of the Draw Loan shall be made in accordance with the terms of the Note. The Borrower agrees to pay all of Huntington's out of pocket expenses and all costs and expenses incidental to or in connection with (a) the Draw Loan, (b) the enforcement of Huntington's rights in connection therewith, (c) any amendment or modification of this Agreement, the Loan Documents or any other documents related thereto, (d) any litigation, contest, dispute, proceeding or action in any way relating to the Property or to this Agreement or the Loan Documents, whether any of the foregoing are incurred prior to or after maturity, the occurrence of any Event of Default or the rendering of a judgment. Such costs shall include, but not be limited to, reasonable fees and out of pocket expenses of Huntington's counsel, recording fees, inspection fees, revenue stamps and note and mortgage taxes.

4.2 DISBURSEMENTS REQUIREMENTS.

         4.2.1 The Huntington will disburse the loan proceeds to the Borrower commencing on the date hereof and terminating at 11:59 p.m., Cincinnati, Ohio time on September 30, 1999, upon satisfaction of the following conditions:

                1) The Borrower and/or Borrower's counsel will provide the Huntington with a mortgage and assignment of the lease between Zaring Homes Inc., Zaring Homes Kentucky LLC or Zaring Homes of Indiana L.L.C. for each Model Home;

                2) Within (30) days of disbursement for each Model Home, a title exam or an opinion letter from the Borrower's counsel indicating that the Huntington has a first and best lien on each Model Home;

                3) The Borrower provides the Huntington with a certificate of fair market value or appraisal in form and substance satisfactory to the Huntington: and

                4) Draft opinion from the Borrower's Counsel that each mortgage for each Model Home is enforceable in accordance with the laws of the state in which the Model Home is situated, and secures the full amount of the Draw Loan.

         4.2.2 If it is determined at any time after a disbursement is made by the Huntington pursuant to Subsection 4.2.1 above, that the Huntington does not have a first and best lien on any Model Home or that any Model Home is not titled in the name of the Borrower, the Borrower with regards to such Model Home, shall within thirty (30) days of such determination perform the following:

                1) Take such steps deemed necessary by the Huntington in its absolute discretion to insure the Huntington that it has a first and best lien as to such Model Home; or

                2) Substitute such Model Home with a like Model Home on which the Huntington has a first and best lien; or

                3) Pay down the amount of the Note by the amount advanced Against such Model Home.

         5.1 GRANT OF SECURITY INTEREST. The Borrower hereby grants, pledges and assigns to Huntington a security interest in the following property, whether the Borrower's interest therein as owner, co-owner, lessor, lessee, consignee, secured party or otherwise, be now owned or existing or hereafter arising or acquired, and wherever located, together with all substitutions, replacements, additions and accessions therefor or thereto, all documents, negotiable documents, documents of title, warehouse receipts, storage receipts, dock warrants, express bills, freight bills, airbills, bills of

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lading, and other documents relating thereto, all products thereof and all cash and non-cash proceeds thereof including, but not limited to, notes, drafts, checks, instruments, insurance proceeds, indemnity proceeds, warranty and guaranty proceeds: (a) all of Borrower's inventory including, but not limited to, all improved real property, all goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, all parties, supplies, raw materials, work in process, finished goods, homes, materials used or consumed in Borrower's business, and repossessed and returned goods or homes (herein the "Inventory"); (b) all of the Borrower's accounts, accounts receivable, contract rights, chattel paper, general intangibles, income tax refunds, preference recoveries or other claims in respect of any transfers of any kind, instruments, negotiable documents, notes, drafts, acceptances and other forms of obligations, all books, records, ledger cards, computer programs, and other documents or property at any time evidencing or relating to the Borrower's accounts, including, but not limited to, those arising from or in connection with the Borrower's sale, lease or other disposition of Inventory (herein the "Accounts"); (c) all of the Borrower's machinery, equipment, tools, furniture, furnishings and fixtures including, but not limited to, all manufacturing, fabricating, processing, transporting and packaging equipment, power systems, heating, cooling and ventilating systems, lighting and communications systems, electric, gas and water distribution systems, food service systems, fire prevention, alarm and security systems, laundry systems and computing and data processing systems (herein the "Equipment"); (d) all of the Borrower's trade names, trademarks, trade secrets, service marks, data bases, software and software systems, information systems, discs, tapes, goodwill, patents, patent applications, copyrights, licenses and franchises (herein the "Intellectual Property"); and (e) all deposit accounts, whether general, special, time, demand, provisional, final, all cash or monies wherever located, any and all deposits or other sums at any time credited by or due from Huntington to the Borrower, any and all policies, certificates of insurance, securities, goods, chooses in action, cash and property owned by the Borrower or in which the Borrower has an interest, which now or hereafter are at any time in the possession or control of Huntington or in transit by mail or carrier to or from Huntington, or in the possession of any third party acting in Huntington's behalf, without regard to whether Huntington received the same in pledge for safekeeping, as agent for collection or transmission or otherwise, or whether Huntington has conditionally released the same (herein the "Deposits") (all of the Accounts, the Inventory, the Equipment, the Intellectual Property and the Deposits herein are collectively termed the "Collateral").

         The security interest hereby granted is to secure the prompt and full payment whether at stated or accelerated maturity or otherwise, of any and all principal, interest, damages, losses, costs, charges, expenses and liabilities, whether fixed or contingent (collectively the "Indebtedness") and the complete, faithful and punctual performance of any and all Obligations of the Borrower to Huntington. The word "Obligations" is used in its most comprehensive sense and includes, without limitation, all Indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorneys' fees and the like) of the Borrower to Huntington, including, without limitation, the $3,000,000.00 of even date herewith Promissory Note, whether now existing or hereafter arising, either created by the Borrower alone or together with another or others, primary or secondary, secured or unsecured, absolute or contingent, liquidated or unliquidated, direct or indirect, whether evidenced by note, draft, application for letter of credit or otherwise, and any and all renewals of or substitutes therefor, including all Indebtedness owed by the Borrower to Huntington in connection with the Draw Loan.

         It is the Borrower's express intention that the continuing security interest granted hereby, shall extend to all present and future Obligations of the Borrower to Huntington, whether or not such Obligations are reduced or extinguished and thereafter increased or reincurred, whether or not such Obligations are related to the Indebtedness identified above by class, type or kind and whether or not such Obligations are specifically contemplated as of the date hereof. The absence of any reference to this Agreement in any documents, instruments or agreements evidencing or relating to any Obligation secured hereby shall not limit or be construed to limit the scope or applicability of this Agreement,

         Upon receipt of payment from the Borrower in the amount of the original amount advanced on any Model Homes, said Model Home shall be released from the Mortgage and the security interest provided herein to the Huntington.

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         5.2 REPRESENTATIONS AND COVENANTS REGARDING THE PROPERTY AND THE
COLLATERAL. The Borrower represents, warrants and covenants as follows: (a) Except for the security interest granted hereby and any liens set forth in EXHIBIT A, the Borrower is, or as to Property or Collateral arising or to be acquired after the date hereof, shall be, the sole and exclusive owner of the Property and the Collateral, and the Property and the Collateral is and shall remain free from any and all liens, security interests, encumbrances claims and interests, and no security agreement, mortgage or deed of trust or similar instrument, financing statement, equivalent security or lien instrument or continuation statement covering any of the Property or the Collateral is on file or of record in any public office; (b) the Borrower shall not create, permit or suffer to exist, and shall take such action as is necessary to remove, any claim to or interest in or lien or encumbrance upon the Property or the Collateral except the security interest granted hereby and any liens or encumbrances set forth in EXHIBIT A, and shall defend the right, title and interest of Huntington in and to the Property and the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein; (c) the Borrower's principal place of business and chief executive office is located at the address set forth in paragraph 10.1 of this Agreement; the records concerning the Property and the Collateral shall be kept at that address unless Huntington shall give its prior written consent otherwise; and the Borrower has no other place of business or place where Property or the Collateral is located, except as shown in EXHIBIT B attached hereto; (d) at least thirty (30) days prior to the occurrence of any of the following events, the Borrower shall deliver to the loan officer who is handling the Borrower's Obligations on behalf of Huntington written notice of such impending events: (i) a change in the Borrower's principal place of business or chief executive office; (ii) the opening or closing of any place of business; or (iii) a change in the Borrower's name, identity or corporate structure; (e) each Model Home is based on an actual bona fide, and genuine rendering or performance of services in the ordinary course of the Borrower's business, documents to be given to Huntington by the Borrower with respect to the Property will be genuine and accurate; and (f) any and all taxes and fees relating to the Borrower's business shall be the Borrower's sole responsibility, and none of said taxes and fees represent a lien on or claim against any of the Property except for the lien of real estate taxes accrued but not yet due and payable.

         5.3 APPLICATION OF PROCEEDS; SETOFF; GOVERNMENT ACCOUNTS; PERFECTION; LIEN NOTATION. All amounts received by the Huntington representing payment of Accounts or proceeds from the sale of the Property, Inventory or of the Collateral may be applied by the Huntington to the payment of the Obligations in such order of preference as the Huntington may determine. The Borrower also authorizes the Huntington at any time, after default by Borrower or any of the Guarantors, upon simultaneous notice to Borrower, to appropriate and apply any balances, credits, deposits, accounts or money of the Borrower in the Huntington's possession, custody or control to the payment of any of the Obligations whether or not the Obligations are due or matured. If any of the Borrower's Accounts arise out of contracts with or orders from the United States or any department, agency or instrumentality thereof, the Borrower shall immediately (a) notify the Huntington thereof in writing and (b) execute any instrument and take any steps which the Huntington deems necessary pursuant to the Federal Assignment of Claims Act of 1940, as amended (41 USC Section 15) in order that all money due and to become due under such contract or order shall be assigned to the Huntington. The Borrower agrees to execute, deliver, file and record all such notices, affidavits, assignments, financing statements and other instruments as shall in the judgment of the Huntington be necessary or desirable to evidence, validate and perfect the security interest of the Huntington in the Accounts. If certificates of title are issued or outstanding with respect to any Inventory or Equipment, the Borrower will cause the interest of the Huntington to be properly noted thereon at the Borrower's expense.

         5.4 COLLATERAL INSURANCE. The Borrower shall have and maintain insurance at all times with respect to all Property, Inventory and Equipment insuring against risks of fire (including so-called extended coverage), explosion, theft, sprinkler leakage and such other casualties as the Huntington may designate, containing such terms, in such form, for such amounts, for such periods and written by such companies as may be satisfactory to the Huntington, and each such policy shall contain a clause or endorsement satisfactory to the Huntington that names the Huntington as additional insured and loss payee, as its interests may appear, and that provides that no act, default or breach of warranty or condition of the Borrower or any other person shall affect

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the right of the Huntington to recover under such policy or policies of insurance or to pay any premium in whole or in part relating thereto. All policies of insurance shall provide for thirty (30) days' written minimum notice of cancellation or alteration to the Huntington. The Borrower shall deliver to the Huntington certified copies of all policies of insurance and evidence of the payment of all premiums therefor. The Borrower hereby irrevocably appoints the Huntington (and any of the Huntington's officers, employees or agents designated by the Huntington) as attorney for the Borrower in obtaining and cancelling such insurance and in making, settling and adjusting all claims under such policies of insurance, endorsing the name of the Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance; provided however, the Borrower shall have the right to settle claims of less than $5,000.00 in total. In the event of failure to provide insurance as herein provided, the Huntington may, at its option, provide such insurance, and the Borrower shall pay to the Huntington, upon demand, the cost thereof. Should the Borrower fail to pay said sum to the Huntington upon demand, interest shall accrue thereon from the date of demand until paid in full at the highest rate set forth in any document or instrument evidencing any of the Obligations.

         5.5 BOOKS AND RECORDS. The Borrower shall at all times keep accurate and complete records of the Property and the Collateral, including without limitation an inventory and complete and accurate records, and at all reasonable times and from time to time, shall allow the Huntington, by or through any of its officers, agents, attorneys or accountants, to examine, inspect and make extracts from the Borrower's books and records and to arrange for verification of the Property and the Collateral and to examine and inspect the Property and the Collateral wherever located. In addition, upon request of the Huntington, the Borrower shall provide the Huntington with copies of agreements with, from, and invoices to, the Borrower's customers, and supplier's and copies of all documents, delivery receipts, and such other documentation and information relating to the Property and the Collateral as the Huntington may require. The Borrower shall also place a notation on its books of account to disclose the Huntington's lien therein.

         5.6 COLLATERAL ADMINISTRATION. (a) The Borrower shall promptly perform, on request of the Huntington, such acts as the Huntington may determine to be necessary or advisable to create, perfect, maintain, preserve, protect and continue the perfection of any mortgage, lien and security interest provided for in this Agreement or otherwise to carry out the intent of this Agreement, including, without limitation, obtaining waivers or other similar documents reasonably necessary to permit the enforcement of the remedies of the Huntington hereunder, (b) further, the Borrower shall not (i) extend, amend or otherwise modify the terms of any Account, (ii) amend, modify or waive any term or condition of any contractual obligation related thereto or (iii) redate any invoice or sale or make sales on extended dating beyond that customary in the Borrower's industry.

         5.7 PRESERVATION AND DISPOSITION OF COLLATERAL. (a) Prior to the placement of any Collateral in or upon any real property which the Borrower has leased or mortgaged, the Borrower shall have obtained a waiver from the lessee, with respect to the rights (whether present or future) of the lessee or mortgagee with respect to that Collateral. The Borrower shall advise the Huntington promptly, in writing and in reasonable detail, (i) of any material encumbrance or claim asserted against any of the Collateral; (ii) of any material change in the composition of the Collateral; and (iii) of the occurrence of any other event that would have a material adverse effect upon the aggregate value of the Collateral or upon the security interest of the Huntington; (b) the Borrower shall not sell or otherwise dispose of the Collateral, except that the Borrower may sell or otherwise dispose of the Inventory in the ordinary course of its business; (c) the Borrower shall keep the Collateral in good condition and shall not misuse, abuse, secrete, waste or destroy any of the same; (d) the Borrower shall not use the Collateral in violation of any statute, ordinance, regulation, rule, decree or order; (e) the Borrower shall not permit to become liens or encumbrances any taxes, assessments, charges or levies upon the Collateral or in respect to the income or profits therefrom; and (f) at its option, the Huntington may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance and preservation of the Collateral. The Borrower agrees to reimburse the Huntington upon demand for any payment made or any expense incurred (including reasonable attorneys' fees) by the Huntington pursuant to the foregoing authorization. Should the Borrower fail to pay said sum to the Huntington


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upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the highest rate set forth in any document or instrument evidencing any of the Obligations.

         5.8 EXTENSIONS AND COMPROMISES. With respect to any Property or Collateral, the Borrower assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Property or Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and to the settlement, compromise or adjustment thereof, all in such manner and at such time or times as the Huntington may deem advisable. The Huntington shall have no duty as to the collection or protection of Property or Collateral or any income therefrom, nor as to the preservation of rights against prior parties, nor as to the preservation of any right pertaining thereto, beyond the safe custody of Property or Collateral in the possession of the Huntington.

         5.9 FINANCING STATEMENTS. At the request of the Huntington, the Borrower shall join with the Huntington in executing, delivering and filing one or more financing statements in a form and content satisfactory to the Huntington and shall pay the cost of filing the same in all public offices wherever filing is deemed by the Huntington to be necessary or desirable. A carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

         5.10 HUNTINGTON'S APPOINTMENT AS ATTORNEY-IN-FACT. The Borrower hereby irrevocably constitutes and appoints the Huntington and any officer or agent thereof, with full power of substitution, as the Borrower's true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in the Huntington's own name, from time to time in the Huntington's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to the Huntington the power and right, on behalf of the Borrower, without notice to or assent: (a) to execute, file and record all such financing statements, deeds, closing statements, certifications, affidavits, certificates of title and other certificates of registration and operation and similar documents and instruments as the Huntington may deem necessary or desirable to protect, perfect and validate the Huntington's security interest in the Property or the Collateral; (b) to receive, collect, take, indorse, sign, compromise, assign and deliver in the Borrower's or the Huntington's name, any and all checks, notes, drafts, or other documents or instruments relating to the Property or the Collateral; and (c) upon the occurrence of an Event of Default,
(i) to notify postal authorities to change the address for delivery of the Borrower's mail to an address designated by the Huntington, (ii) to open such mail delivered to the designated address, (iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Property or the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Property and the Collateral or any part thereof and to enforce any other right in respect of any Property or the Collateral; (v) to defend any suit, action or proceeding brought with respect to any Property or the Collateral; (vi) to negotiate, settle, compromise or adjust any account, suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Huntington may deem appropriate; and (vii) generally, to sell, transfer, convey, pledge, make any agreement with respect to or otherwise deal with any of the Property or the Collateral as fully and completely as though the Huntington were the absolute owner thereof for all purposes, and to do, at the Huntington's option and the Borrower's expense, at any time or from time to time, all acts and things which the Huntington deems necessary to protect, preserve or realize upon the Property or the Collateral and the Huntington's security interest therein, in order to effect the intent of this Agreement.

         The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred upon the Huntington hereunder are solely to protect its interests in the Property and the Collateral and shall not impose any duty upon the Huntington to exercise any such powers. The Huntington shall be accountable only for amounts that the Huntington actually

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receives as a result of the exercise of such powers and neither the Huntington nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act, except for the Huntington's own gross negligence or willful misconduct.

         5.11 NO CONSEQUENTIAL DAMAGES. No claim may be made by the Borrower, any of its officers, directors, or agents against the Huntington or its affiliates, directors, officers, employees, attorneys or agents for any special, direct, indirect, or consequential damages in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement, or any act, omission or event occurring in connection therewith, and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         5.12 REMEDIES ON DEFAULT. Upon the occurrence of an Event of Default;
(i) the Huntington shall have the rights and remedies of a secured party under this Agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations and under the law of the State of Ohio or any other applicable state law; and (ii) the Huntington shall have the right to foreclose Mortgages on the Property in accordance with the terms of each Mortgage. Without limiting the generality of the foregoing, the Huntington shall have the right to take possession of the Collateral and all books and records relating to the Collateral and for that purpose the Huntington may enter upon any premises on which the Collateral or books and records relating to the Collateral or any part thereof may be situated and remove the same therefrom. The Borrower expressly agrees that the Huntington, without demand of performance or other demand, advertisement or notice of any kind (except the notices specified below of time and place of public sale or disposition or time after which a private sale or disposition is to occur) to or upon the Borrower or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any of the Huntington's offices or elsewhere at such prices as the Huntington may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Huntington shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption. The Borrower further agrees, at the Huntington's request, to assemble the Collateral and to make it available to the Huntington at such places as the Huntington may reasonably select. The Borrower further agrees to allow the Huntington to use or occupy the Borrower's premises, without charge, for the purpose of effecting the Huntington's remedies in respect of the Collateral. The Huntington shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any or all of the Collateral or in any way relating to the rights of the Huntington hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations, in such order as the Huntington may elect, and only after so paying over such net proceeds and after the payment by the Huntington of any other amount required by any provision of law, need the Huntington account for the surplus, if any. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands against the Huntington arising out of the repossession, retention, sale or disposition of the Collateral. The Borrower agrees that the Huntington need not give more than seven days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to the Borrower at its address set forth in this Agreement, or when telecopied or telegraphed to that address or when telephoned or otherwise communicated orally to the Borrower or any of its agents at that address) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Huntington is entitled. The Borrower shall also be liable for the costs of collecting any of the Obligations or otherwise enforcing the terms thereof or of this Agreement, including reasonable attorneys' fees.

         6. WARRANTIES AND REPRESENTATIONS. The Borrower warrants and represents to the Huntington:

            6.1 ORGANIZATION AND AUTHORITY. The Borrower (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio; (b) has all requisite power and authority and all necessary licenses and permits to own and operate and to carry on its business as now conducted and as presently proposed to be conducted; and (c) is not doing business or conducting any activity in any jurisdiction in which it has not duly qualified and become authorized to do business.

            6.2 BORROWING IS LEGAL AND AUTHORIZED. (a) The Manager of the Borrower has duly authorized the execution and delivery of this Agreement and of the Loan Documents and other related documents contemplated herein; this Agreement, the Loan Documents and other documents executed in connection with this Agreement will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms; (b) the execution of this Agreement and Loan Documents and documents and the compliance by the Borrower with all the provisions of this Agreement (i) are within the powers of the Borrower; and (ii) are legal and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any lien or encumbrance upon any property of the Borrower under the provisions of any agreement, charter instrument, article of organization, operating agreement, bylaw, or other instrument to which the Borrower is a party or by which it may be bound; (c) there are no limitations in any indenture, contract, agreement, mortgage, deed of trust or other agreement or instrument to which the Borrower is now a party or by which the Borrower may be bound with respect to the payment of principal or interest on any indebtedness, or the Borrower's ability to incur indebtedness including the Loan Documents and other documents to be executed in connection with this Agreement.

            6.3 TAXES. All tax returns required to be filed by the Borrower in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower, or upon any of its properties, which are due and payable have been paid. The Borrower does not know of any proposed additional tax assessment against it. The accruals for taxes on the books of the Borrower for its current fiscal period are adequate.

            6.4 COMPLIANCE WITH LAW. The Borrower (a) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation any laws, rulings or regulations relating to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code and (b) has not failed to obtain any licenses, permits, franchises or other governmental or environmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure might adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Borrower.

            6.5 FULL DISCLOSURE. The Borrower has disclosed to the Huntington in writing all facts, including, without limitation, all threatened or pending litigation, administrative proceedings, and arbitration proceedings which materially affect the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform this Agreement.

            6.6 NO INSOLVENCY. On the date of the Borrower's entering into the Draw Loan and after giving effect to all indebtedness of the Borrower (including the Draw Loan), (a) the Borrower will be able to pay its obligations as they become due and payable; (b) the present fair saleable value of the Borrower's assets exceeds the amount that will be required to pay its probable liability on its obligations as the same become absolute and matured; (c) the sum of the Borrower's property at a fair valuation exceeds the Borrower's indebtedness; and
(d) the Borrower will have sufficient capital to engage in the Borrower's business. The Borrower's grant of collateral for the Draw Loan constitutes fair consideration and reasonably equivalent value because of the receipt of the proceeds of the Draw Loan.

            6.7 GOVERNMENT CONSENT. Neither the nature of the Borrower or of its business or properties, nor any relationship between the Borrower and any other entity or person, nor any circumstance in connection with the execution of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental or other authority on the part of the Borrower as a condition to the execution and delivery of this Agreement and the Loan Documents and the other documents contemplated herein.

            6.8 TITLE TO PROPERTIES. The Borrower has good and marketable title to all the Property and other assets in which it has a property interest, free from any liens and encumbrances, except as set forth on EXHIBIT A attached to this Agreement and incorporated by reference herein. The Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Property or its other assets whether now owned or hereafter acquired to be subject to a lien or encumbrance.

            6.9 NO DEFAULTS. No event has occurred and no condition exists which would constitute an Event of Default pursuant to this Agreement. The Borrower is not in violation in any material respect of any term of any agreement, articles of organization, operating agreement, charter instrument, bylaw or other instrument to which it is a party or by which it may be bound.

            6.10 ENVIRONMENTAL PROTECTION. The Borrower (a) has no actual knowledge of the permanent placement, burial or disposal of any Hazardous Substances (as hereinafter defined) on any real property owned, leased, or used by the Borrower, of any spills, releases, discharges, leaks, or disposal of Hazardous Substances that have occurred or are presently occurring on, under, or onto any Model Home, or of any spills, releases, discharges, leaks or disposal of Hazardous Substances that have occurred or are occurring off the location of any Model Home as a result of the Borrower's improvement, operation, or use of the Property which would result in non-compliance with any of the Environmental Laws (as hereinafter defined): (b) is and has been in compliance with all applicable Environmental Laws; (c) knows of no pending or threatened environmental civil, criminal or administrative proceedings against the Borrower relating to Hazardous Substances; (d) knows of no facts or circumstances that would give rise to any future civil, criminal or administrative proceeding against the Borrower relating to Hazardous Substances; and (e) will not permit any of its employees, agents, contractors, subcontractors, or any other person occupying or present on the Property to generate, manufacture, store, dispose or release on, about or under the Property any Hazardous Substances which would result in the Property or any other of its assets not complying with the Environmental Laws.

            As used herein, "Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601, ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., the Water Quality Act of 1987, 33 U.S.C. Section 1251, ET SEQ., and the Clean Air Act, 42 U.S.C. Section 7401, ET SEQ., and any state or local statute ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substances (hereinafter the "Environmental Laws"), but does not include such substances as are permanently incorporated into a structure or any part thereof in such a way as to preclude their subsequent release into the environment, or the permanent or temporary storage or disposal of household hazardous substances by tenants, and which are thereby exempt from or do not give rise to any violation of the forementioned Environmental Laws.

            6.11 CAPITAL STRUCTURE. The certified member list of the Borrower set forth in EXHIBIT C attached hereto and incorporated by reference herein accurately represents to the Huntington the following: (a) the classes of membership of the Borrower and value of each such class, all as authorized by the Borrower's Articles of Organization and the number of units of each such class of membership issued and outstanding, the registered owner or holder (legally or beneficially) thereof, and the certificate numbers, if any, evidencing the foregoing. The Borrower does not have outstanding any other member, debt or other equity security, or any other instrument convertible to an equity security of the Borrower, or any commitment, understanding, agreement or arrangement to issue, sell or have outstanding any of the foregoing.

            6.12 WARRANTIES AND REPRESENTATIONS. On the date of each draw or advance pursuant to the Loan, the warranties and representations set forth in
Section 6 hereof shall be true and correct on and as of such date with the same effect as though such warranties and representations had been made on and as of such date, except to the extent that such warranties and representations expressly relate to an earlier date.

            7. BORROWER BUSINESS COVENANTS. The Borrower covenants that on and after the date of this Agreement until terminated pursuant to the terms of this Agreement, or so long as any of the Indebtedness provided for herein remains unpaid:

            7.1 PAYMENT OF TAXES AND CLAIMS. The Borrower will pay before they become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it, the Property or any other of its property; and (b) all claims or demands of materialmen, laborers, supplies, mechanics, carriers, warehousemen, landlords, bailees and other like persons, any of the foregoing which, if unpaid, might result in the creation of a lien or encumbrance upon its property.

            7.2 MAINTENANCE OF PROPERTIES AND EXISTENCE. The Borrower shall (a) maintain its Property and all other assets in good condition and make all renewals, replacements, additions, betterments and improvements thereto which are deemed necessary by the Borrower; (b) maintain, with financially sound and reputable insurers, insurance with respect to the Property and all other assets and business against such casualties and contingencies, of such types (including but not limited to fire and casualty, public liability, products liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, with each such policy of insurance containing a clause or endorsement satisfactory to the Huntington that names the Huntington as additional insured and loss payee, as its interests may appear, and that provides that no act, default or breach of warranty or condition of the Borrower or any other person shall affect the right of the Huntington to recover under such policy or policies of insurance or to pay any premium in whole or in part relating thereto, (c) keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and reflect in its financial statements adequate accruals and appropriations to reserves; (d) do or cause to be done all things necessary
(i) to preserve and keep in full force and effect its existence, rights and franchises, and (ii) to maintain its status as a limited liability company duly organized and existing and in good standing under the laws of the State of Ohio; and (e) not be in violation of any laws, ordinances, or governmental rules and regulations or fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of the Property, its other assets or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Borrower.

            7.3 SALE OF ASSETS; MERGER; SUBSIDIARIES; TRADENAMES. The Borrower will not, except in the ordinary course of business, sell, lease, transfer or otherwise dispose of, any of its assets. The Borrower will not without the prior written consent of the Huntington, consolidate with, merge into, or make investments in any other entity, or permit any other entity to consolidate with or merge into it. The Borrower shall not acquire all or substantially all of the assets or business of any other Borrower, person or entity. The Borrower has no subsidiaries and conducts business only in the name of the Borrower. The Borrower will not create or acquire any subsidiaries or conduct business under any other tradenames without the prior written consent of the Huntington.

            7.4 NEGATIVE PLEDGE. The Borrower will not cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of the Property or any of its real or personal property, whether now owned or hereafter acquired, to become subject to a mortgage, deed of trust, lien or encumbrance, of any type except: liens for real estate taxes accrued but not yet due and payable. Zaring will not cause or permit or agree or consent to cause or permit in the future upon the happening of any contingency or otherwise, any of his personal assets, except for mortgages on his personal residence, whether now owned or hereafter acquired, to become subject to a mortgage, deed of trust, lien, encumbrance or negative pledge of any type.

            7.5 OTHER BORROWINGS AND CONTINGENT LIABILITIES. Except for the Draw Loan, the Borrower will not without the written consent of the Huntington (a) create or incur any indebtedness for borrowed money or advances, including through the execution of capitalized lease agreements, or (b) guarantee, indorse or otherwise become surety for or upon the obligations of others, except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business. Zaring, except for his personal guarantee to the Provident Bank, will not (a) create or incur any indebtedness for borrowed money, direct or indirect; or (b) guarantee, endorse or otherwise became surety for or upon obligations of others in excess of $5,000,000.00.

            7.6 SALE OF ACCOUNTS; NO CONSIGNMENT. The Borrower shall not sell, assign, or encumber, except to the Huntington, any of its Accounts or notes receivable. The Borrower shall not acquire or possess any of its Property or Inventory on consignment.

            7.7 OWNERSHIP AND MANAGEMENT. The Borrower shall not permit any change in its ownership or management.

            7.8 TANGIBLE NET WORTH. The Borrower shall maintain at all times a tangible net worth, as determined on the initial draw or advance date, and quarterly thereafter of not less than the lessor of 10% of the amount drawn or $300,000.00. FCL also shall maintain at all times a tangible networth, as determined on March 24, 1999, and quarterly thereafter, of not less than $1,000,000.00.

            7.9 TRANSACTIONS WITH AFFILIATES. The Borrower shall not directly or indirectly enter into or permit to exist any transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its affiliates, relatives of members, members, or any affiliates of either of the foregoing, on terms that are less favorable to the Borrower than those which might be obtained at the time from persons or entities who are not affiliated with the Borrower or its shareholders, except for the transactions outlined in the lease documents and purchase agreement between the Borrower and Zaring Homes, Inc., Zaring Homes Kentucky LLC or Zaring Homes of Indiana L.L.C. "Affiliate" shall mean any individual, partnership, corporation, or other entity which, directly or indirectly, is in control of, is controlled by, or is under common control with Borrower. For the purposes of this definition, control of such entity shall mean the power, direct or indirect, to vote five percent or more of the securities, units or other measures having ordinary voting power for the election of directors, management committees, or similar committees of such entity, or the power to direct or cause the direction of the management and policies of such entity, whether by contract or otherwise.

            7.10 INTEREST COVERAGE RATIO. The Borrower and FCL, each individually shall maintain an Interest Coverage Ratio of not less than 1.1 to
1.0. "Interest Coverage Ratio" shall mean for any quarter, determined on a year to date basis, a ratio of EBIT for that period to "Cash Interest Expense". "EBIT" of the Borrower shall mean (i) the net income (or deficit) of the Borrower for such period, which, in accordance with GAAP (as defined in Section 10.6) would be included as net income on the statements of income of the Borrower plus (ii) the aggregate amounts deducted in determining such net income in respect of (a) all amounts paid (without duplication) as interest on all indebtedness and obligations of the Borrower for such period, all as determined in conformity with GAAP and (b) income taxes for such period, each determined in accordance with GAAP. "Cash Interest Expense" shall mean all amounts paid (without duplication) as interest on all obligations and indebtedness of the Borrower for the preceding, quarter, determined on a year to date basis, less
(i) interest paid other than in cash and (ii) amortization of financing fees and debt discount directly related to this Agreement.

            7.11 COMPLIANCE CERTIFICATE. Borrower shall deliver to the Huntington within 15 days after the end of each quarter a Compliance Certificate (as hereinafter defined) stating that Zaring Homes, Inc. is in full compliance with the terms, covenants, and conditions of its Amended and Restated Credit Agreement dated as of February 28, 1998. For purposes of this Agreement

"Compliance Certificate" shall mean an agreement in the form and content satisfactory to the Huntington,

            7.12 LOANS AND ADVANCES. The Borrower will not make any loans or advances to any person, corporation or entity.

            7.13 ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION. The Borrower hereby agrees to indemnify the Huntington and hold the Huntington harmless from and against any and all loss, damage, cost, expense or liability (including strict liability) directly or indirectly arising from or attributable to the generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the Loans) of Hazardous Substances on, under or about the Property or any other asset of the Borrower (whether by the Borrower or any employees, agents, contractor or subcontractors of the Borrower or any predecessor in title or any third persons occupying or present on the Property or any other asset of the Borrower), or the breach of any of the representations and warranties regarding the Property or any other asset of the Borrower, including, without limitation: (a) those damages or expenses arising under the Environmental Laws; (b) the costs of any repair, cleanup or detoxification of the Property or any other asset of the Borrower, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) damage to any natural resources; and (d) all reasonable costs and expenses incurred by the Huntington in connection with clauses (a), (b) and (c) including, but not limited to reasonable attorneys', experts and consultant's fees.

            7.14 MAINTENANCE OF ACCOUNTS. The Borrower shall maintain its sole and exclusive banking relationship with the Huntington, including, without limitation, all of its operating, daily deposit and cash management accounts at the Huntington. All profits and excess cash shall be invested with the Huntington.

            7.15 YEAR 2000 COMPLIANCE. Borrower warrants and represents to and covenants with Lender that Borrower reasonably anticipates that Borrower and any material subsidiaries of Borrower (hereinafter referred to as the "Organization") will be Year 2000 Compliant on a timely basis. As used herein, "Year 2000 Complaint" shall mean that all software, embedded microchips and other processing capabilities utilized by the Organization or the Organization's key suppliers, vendors and customers will correctly process, sequence, and calculate, without interruption, all date and date related data for all dates to, through and after January 1, 2000, including leap year calculations, and shall recognize, store and transmit date data in a format which clearly indicates the correct century.

            7.16 OTHER COVENANTS. The Borrower will perform, observe and comply with such other covenants as the Huntington may from time to time reasonably require of the Borrower to assure the repayment in full of all of the Obligations and the complete and timely performance by the Borrower of all the covenants of the Borrower hereunder.

8. Financial Information and Reporting.

            8.1 BORROWER. The Borrower shall deliver the following to the
Huntington: (a) monthly reports as to model inventory covered under this Agreement; (b) within 30 days after the end of each fiscal quarter, financial statements, including a balance sheet and statements of income and expenses comparing the information for the current period with the information for the same period of the preceding year, certified by the sole member or sole manager of the Borrower as fairly representing the Borrower's financial condition as of the end of such period; (c) within 90 days of the end of each fiscal year, reviewed financial statements prepared in accordance with GAAP (as defined in Section 10.6) consistently applied and certified by independent public accountants satisfactory to the Huntington, containing a balance sheet, statements of income and surplus, statements of cash flows and reconciliation of capital accounts, along with any management letters written by such accountants;
(d) immediately upon becoming aware of the existence of any set of facts or circumstances which, by themselves, upon the giving of notice, the lapse of time, or any one or more of the foregoing, would constitute a breach of any of the terms or conditions of this Agreement or an Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto; and (e) at the request of the Huntington, such other information as the Huntington may from time to time reasonably require.

            8.2 ZARING NATIONAL CORPORATION. Zaring National Corporation, an Ohio corporation, shall deliver to the Huntington within forty-five (45) days after the end of each fiscal quarter, financial statements, including a balance sheet and statements of income and expenses comparing the information for the current period with the information for the same period of the preceding year or a form 10q quarterly report, except for the fiscal year end in which case Zaring National Corporation shall provide annual audited financial statements. All financial statements shall be certified by the president of Zaring National Corporation as fairly representing Zaring National Corporation's financial condition as of the end of such period, and prepared in accordance with generally accepted accounting principles or otherwise in form acceptable to Huntington.

            8.3 ZARING. Zaring shall deliver to the Huntington within ninety
(90) days of the end of each fiscal year, his current personal financial statement, including a balance sheet and statements of income and expenses and such other financial information as Huntington may require, within ninety (90) days after the end of each fiscal year of Zaring and annual tax returns, within thirty (30) days after the last date that the same can be filed without imposition of a penalty for late filing. All financial statements shall be prepared in accordance with generally accepted accounting principles or otherwise in form acceptable to Huntington.

9. Default.

            9.1 EVENTS OF DEFAULT. An "Event of Default" shall exist if any of the following occurs and is continuing: (a) the Borrower fails to make any payment of principal or interest on the Note executed in connection with this Agreement on or before the date such payment is due or within ten (10) days of when it is due; (b) the Borrower fails to perform or observe any covenant contained in Sections 3, 4, 5, 6, 7 or 8 of this Agreement and such failure remains uncured for a period of thirty (30) days from the date of such failure to perform; (e) the Borrower fails to comply with any other provision of this Agreement, and such failure continues for more than ten (10) days after such failure shall first become known to the sole Manager or the sole Member of the Borrower; (d) any warranty, representation, or other statement by or on behalf of the Borrower contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect, or the Borrower or any of the Guarantors fails to perform or observe any covenant contained in the Note, Loan Documents or other agreement in favor of the Huntington; (e) the Borrower becomes insolvent or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator; (f) bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted by or against the Borrower;
(g) a final judgment or judgments for the payment of money aggregating in excess of $100,000.00 is or are outstanding against the Borrower and any such judgment or judgments have not been discharged in full or stayed; (h) the occurrence of any event which allows the acceleration of the maturity of any indebtedness of the Borrower to the Huntington, any of the Huntington's affiliates, or any other person, corporation or entity under any indenture, agreement or undertaking; (i) the default by, dissolution of, or death of any of the Guarantors, any insurer or other surety for the Borrower with respect to any obligation or liability to the Huntington; (j) the occurrence of any event which allows the acceleration of the maturity of any personal indebtedness of the Zaring in excess of $50,000.00;
(k) the aggregate value of the Property furnished as security declines in value, and the Borrower does not immediately, upon demand, furnish additional security satisfactory to the Huntington.

            9.2 ADDITIONAL EVENT OF DEFAULT. In the event the Borrower fails to provide the Huntington with evidence satisfactory to the Huntington in its sole and absolute discretion that a mortgage or deed of trust on any particular Model Home(s) is not a first and best lien, subject only to (i) covenants, conditions and restrictions and easements that do not impair the intended use of the Model Home(s) in question, and (ii) real estate taxes and assessments, if any, that are accrued, but not yet due and payable, then the Borrower may (a) repay the principal of the Note lent against the Model Home(s) in question, with accrued interest, or (b) propose to substitute other property in lieu of the Model Home(s) in question, said other property being property that is acceptable to the

Huntington in its sole and absolute discretion, or (c) have the existence of said defect(s) constitute an Event of Default if not cured to the sole and absolute discretion of the Huntington within thirty (30) days of the sending of notice of the defect.

            9.3 DEFAULT REMEDIES. If an Event of Default exists, the Huntington may immediately exercise any right, power or remedy permitted to the Huntington by law or any provision of this Agreement, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on the Note then outstanding pursuant to this Agreement to be forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

10. Miscellaneous.

            10.1 NOTICES. (a) All communications under this Agreement, the Note, the Loan Documents or any other document executed in conjunction herewith shall be in writing and shall be mailed by certified, return receipt requested mail, postage prepaid, (1) if to the Huntington, at the following address, or at such other address as may have been furnished in writing to the Borrower by the
Huntington:

               The Huntington National Bank
               105 W, Fourth Street, Suite 400
               Cincinnati, Ohio 45202-5800
               Attn: Martha Riedmatter

(2) if to the Borrower, at the following address, or at such other address as may have been furnished in writing to the Huntington by the Borrower:

               First Cincinnati Leasing 99 LLC
               C/O 11300 Cornell Park Drive
               Cincinnati, Ohio 45242
               Attn: Allen G. Zaring. III

(b) any notice so addressed and mailed by certified mail shall be deemed to be given when so mailed.

            10.2 ACCESS TO ACCOUNTANTS. The Borrower hereby irrevocably authorizes its certified public accountants to provide to the Huntington any and all information that the Huntington requests from time to time with regard to the Borrower, and to discuss with the Huntington from time to time any and all matters relating to the Borrower. In furtherance of the foregoing, the Borrower hereby waives any privilege or claim of confidentiality to the extent such might otherwise prevent the Borrower's accountants from providing such information to the Huntington or discussing such matters with the Huntington.

            10.3 REPRODUCTION OF DOCUMENTS. This Agreement, the Loan Documents and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Huntington at the closing or otherwise, and (c) financial statements, certificates and other information previously or hereafter furnished to the Huntington, may be reproduced by the Huntington by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Huntington may destroy any original document so reproduced. The Borrower agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Huntington in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            10.4 SURVIVAL, SUCCESSORS AND ASSIGNS. All warranties, representations, and covenants made by the Borrower herein or on any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Huntington and shall survive the closing of the Draw Loan and disbursement of funds regardless of any investigation made by the Huntington on its behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Borrower. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of each of the parties.

            10.5 AMENDMENT AND WAIVER, DUPLICATE ORIGINALS. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Borrower and the Huntington;
provided however that nothing herein shall change the Huntington's sole discretion (as set forth elsewhere in this Agreement) to make draws, advances, determinations, decisions or to take or refrain from taking other actions. No delay or failure or other course of conduct by the Huntington in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

            10.6 UNIFORM COMMERCIAL CODE AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code as enacted in the State of Ohio shall have the meaning stated therein. All accounting terms not defined herein shall be determined in accordance with generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board ("GAAP"). The Borrower's fiscal year begins on January 1, and ends on December 31, and the Borrower will not change its fiscal year without the prior written consent of the Huntington.

            10.7 ENFORCEABILITY AND GOVERNING LAW. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, as to such jurisdiction, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No delay or omission on the part of the Huntington in exercising any right shall operate as a waiver of such right or any other right. All of the Huntington's rights and remedies, whether evidenced hereby or by any other agreement or instrument, shall be cumulative and may be exercised singularly or concurrently. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. The Borrower agrees that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court of appropriate subject matter jurisdiction in the State of Ohio; waives any objection which it may have now or hereafter to the venue of any suit, action or proceeding; and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

            IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

Signed and acknowledged                 FIRST CINCINNATI LEASING 99 LLC,
in the presence of:                     an Ohio limited liability company

------------------------------------    By: /s/ Allen G. Zaring III
Printed Name: ?                            -------------------------
             -----------------------         Allen G. Zaring III
                                        Its: Sole Member and Manager
------------------------------------

Printed Name:
             -----------------------

                                        THE HUNTINGTON NATIONAL BANK

/s/ Nancy L. McMullen                  By: /s/ Martha Riedmatter
Printed Name: /s/ Nancy L. McMullen        -----------------------
             -----------------------         Martha Riedmatter
/s/ Gene Fugate                        Its: Assistant Vice President
------------------------------------

Printed Name: Gene Fugate
             -----------------------




STATE OF OHIO
HAMILTON COUNTY SS:

            On this 24th day of March. 1999, before me, a Notary Public in and for said County and State, personally appeared Allen G. Zaring, III, sole Member and Manager of First Cincinnati Leasing 99 LLC, a limited liability company, in his capacity as the duly authorized Member and Manager of First Cincinnati Leasing 99 LLC, the company which executed the foregoing instrument, and acknowledged that he did so sign the foregoing instrument as such Member and Manager and that such signing is his free act and deed as such Member and Manager, and the free act and deed of said company for the uses and purposes therein mentioned.

            In Witness Whereof, I have hereunto set my hand and official seal.

[SEAL]                                      /s/ Gene Fugate
                                            -------------------------
                                            Notary Public
                                            My Commission Expires: 3-25-2003

                                                     Gene Fugate
                                            Notary Public, State of Ohio,
                                            My Commission Expires: 3-25-2003


STATE OF OHIO
HAMILTON COUNTY SS:



            On this 24th day of March, 1999, before me, a Notary Public in and for said County and State, personally appeared Martha Riedmatter, Assistant Vice President of The Huntington National Bank, a national banking association which executed the foregoing instrument, signed the same, and acknowledged to me that he/she did so sign said instrument in the name and upon behalf of said association as such officer, and by authority of a resolution of its Board of Directors; and that such signing is his/her free act and deed as such officer, and the free act and deed of said association.

            IN WITNESS WHEREOF, I have hereunto set my name and official seal.

[SEAL]                                      /s/ Gene Fugate
                                            -------------------------
                                            Notary Public
                                            My Commission Expires: 3-25-2003

                                                     Gene Fugate
                                            Notary Public, State of Ohio,
                                            My Commission Expires: 3-25-2003